INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE
NOVEMBER 26, 2002

NUMBER
75



SHARES

THE SMALL BUSINESS COMPANY

AUTHORIZED STOCK 500,000,000 SHARES

This Certifies that ______________________________ *is the*

registered holder of ______________________________ *Shares*

THE SMALL BUSINESS COMPANY FULLY PAID AND NON-ASSESSABLE

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed*

this ____________ *day* *of* ____________ *A.D. 20*___

____
PRESIDENT

____
SECRETARY